Exhibit 99.1

Monotype Appoints Joseph Hill as Chief Financial Officer

Experienced Financial Executive Hired to Help Drive Company’s Financial Performance,

Strategy and Growth

WOBURN, Mass., September 8, 2015 – Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced it has hired Joseph Hill as the company’s new chief financial officer (CFO) and executive vice president. In this role, Hill will serve as a key business partner to the executive team and be tasked with helping to drive continued improvement to Monotype’s financial performance, strategy, operations, and EBITDA growth. He will work closely with the executive team to contribute to the evolution and execution of the company’s strategic and operational business plans. Hill succeeds Scott Landers, who will remain as Monotype’s Chief Operating Officer (COO) and is expected to be appointed CEO on January 1, 2016, when current CEO Doug Shaw retires. Shaw is expected to remain a member of the board of directors at least until the end of his term in 2017, and to work for Monotype in a part-time advisory role from the date of his retirement until March 31, 2016. Hill will report to Landers, effective today.

Hill has an extensive background working as an executive at publicly traded companies, most recently at Metabolix, Inc., (Nasdaq:MBLX) where he had worked since 2008 as senior vice president, CFO and Treasurer. In his time at Metabolix, he helped transition the company to full-scale commercial operations; ran multiple rounds of follow-on equity offerings; and managed financial and strategic communications to the company’s management team, board of directors and investment community. Prior, he served as senior vice president and CFO of AMICAS and more than tripled the company’s revenue. Hill has also served as CFO at Dirig Software, Maconomy Corporation, Datamedic Corporation and Marcam Corporation.

“Monotype is entering a transformative phase of growth and I’m excited to join the company at such a pivotal point in its history,” said Joe Hill. “I look forward to working closely with the executive team, investors and shareholders to build upon Monotype’s strong financial foundation to create an operational and execution plan that continues to drive shareholder value through profitable growth and a well-organized financial strategy.”

Hill brings an extensive background of implementing strong operational and financial processes for business analysis. He will be responsible for directing external SEC and internal reporting, financial planning and analysis, and establishing and reporting key performance metrics to assist in the ongoing management of operations. He will also be responsible for the financial modeling of prospective and new business initiatives for Monotype.

“For the past 25 years, Joe has been an integral part of many teams that have successfully grown the revenue of innovative businesses and scaled business operations to take advantage of new market opportunities,” said Scott Landers, COO at Monotype. “Given these results and his deep experience as both a CFO and valued advisor to key stakeholders like investors and shareholders, we’re confident he will be a great fit at Monotype and play an important role in driving our long term growth strategy.”

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the execution of the company’s growth strategy, anticipated business momentum and impact of management changes that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s solutions; risks associated with the company’s ability to integrate products, services and employees from acquired companies in a timely manner or at all; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products, product features or services; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2015 Monotype Imaging Holdings Inc. All rights reserved.

Contact:

Monotype

Amy Aylward

781-970-6070

amy.aylward@monotype.com

Investor Relations contact:

Monotype

Chris Brooks

781-970-6120

Chris.brooks@monotype.com